UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

☐ Preliminary Information Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Information Statement

PCS Edventures!, Inc.

(Exact name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials: N/A.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. N/A.

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding twelve (12) months (or for such shorter period that the Registrant was required to submit and post such files).

Yes ☒ No ☐

(This space intentionally left blank).

PCS Edventures!, Inc.

941 S. Industry Way,

Meridian, Idaho 83642

(208) 343-3110

NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS

To the Shareholders of PCS Edventures!, Inc.:

The Special Meeting of the Shareholders of PCS Edventures!, Inc. (the “Special Meeting”) will be held at the PCS Edventures!, Inc. corporate offices at 941 S. Industry Way, Meridian, Idaho, 83642, on April 20, 2026, at 9:00 a.m. Mountain Time. At the Special Meeting, we plan to conduct the following business items:

1.	Vote to Amend our Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to decrease our outstanding shares of common stock on a basis of one (1) for twelve (12), with all fractional shares being rounded up to the nearest whole share on a stockholder of record basis, including any “street” stockholder’s of shares held in the Depository Trust Company (the “Reverse Split”); and
2.	Reduce our authorized shares of common stock from 125,000,000 to 12,000,000 shares (the “Reduction in Authorized Common Stock”).
3.	No other business is anticipated to be conducted at the Special Meeting.

Shareholders of record at the close of business on Friday, March 13, 2026, are entitled to notice of and to vote at the Special Meeting (the “Notice of Meeting Record Date”), which has been set in accordance with Section 5 of our Third Amended Bylaws.

All shareholders are cordially invited to attend the Special Meeting in person. No proxies are being solicited for a vote on the Reverse Split or the Reduction in Authorized Common Stock. Our current members of our Board of Directors presently own in excess of a majority of our outstanding shares of common stock comprising our outstanding voting securities (51.9% [see the caption “Security Ownership of Management and Certain Beneficial Holders,” below]) and have indicated an intention vote in favor of the Reverse Split and the Reduction in Authorized Common Stock; and no other votes are being solicited or are required or necessary to approve these matters.

Shareholders can attend the Special Meeting virtually by accessing meet.google.com/fvc-ytiq-ckt. Shareholders can also access the Special Meeting by telephone by calling 732-374-9252 and using the PIN Number 885339106#. For any questions regarding any difficulty in accessing the Special Meeting virtually, please call 208-343-3110.

By the Order of the Board of Directors,

/s/ Todd R. Hackett
Todd R. Hackett,
Chairman of the Board

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PCS Edventures!, Inc.

941 S. Industry Way,

Meridian, Idaho 83642

(208) 343-3110

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Special Meeting Information

This Information Statement is being furnished by our Board of Directors in connection with the Special Meeting of our shareholders.

TIME: 9:00 a.m., Mountain Time, on Monday, April 20, 2026.

PLACE: To be held at the PCS Edventures!, Inc. (“PCS,” the “Company,” “we,” “our,” “us” and words of similar import) corporate offices at 941 S. Industry Way, Meridian, Idaho, 83642.

The Notice of Special Meeting of Shareholders (the “Notice of the Special Meeting”) and this Information Statement are available online in our website at https://edventures.com and in the SEC Edgar Archives at www.sec.gov, and are incorporated herein by reference.

Approximate Date of Mailing: On or before March 30, 2026

Forward-Looking Statements

This Information Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Information Statement. We cannot assure you that the forward-looking statements in this Information Statement will prove to be accurate, and therefore, prospective investors are encouraged not to place undue reliance on forward-looking statements. You should carefully read this Information Statement completely, and it should be read and considered with all other reports filed by us with the United States Securities and Exchange Commission (the “SEC”) that are contained in the SEC Edgar Archives. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

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Voting Procedures

The presence in person of a majority of the voting power at the Special Meeting is required to constitute a quorum for the transaction of business at the Special Meeting. The current members of our Board of Directors own in excess of a majority of the voting power of the Company, and have indicated that they will vote to approve all matters to be voted upon at the Special Meeting. No other votes are required or necessary, and none are being solicited.

Record Date

Only shareholders on close of business on the “Notice of Meeting Record Date” (March 13, 2026) are entitled to receive notice of the Special Meeting. This Information Statement will also be mailed to all brokers, banks or other nominees whose shares of our common stock are in “street name.”

Outstanding Shares

As of the Notice Meeting Record Date, we anticipate that approximately 116,823,148 shares of our common stock will be outstanding. Each share of our common stock entitles the holder to cast one (1) vote on the Reverse Split and the Reduction in Authorized Common Stock, which are the only matters that are anticipated to be voted upon at the Special Meeting.

Voting Rights and Required Vote

Under Idaho law, the Idaho Business Corporation Act requires the presence of a quorum to conduct business at the Special Meeting. A quorum is defined as the presence, either in person or by Proxy, of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting. Our current Board of Directors presently own in excess of a quorum of our outstanding shares (51.9% [see the caption “Security Ownership of Management and Certain Beneficial Holders,” below]) and have indicated that they will vote in favor of the Reverse Split and the Reduction in Authorized Common Stock to be presented at the Special Meeting.

Reasons for the Adoption of the Reverse Split and other Implications

Reasons

Our Chairman, Todd R. Hackett, suggested the following at a special meeting of our Board of Directors held on February 24, 2026 (the “Board Special Meeting”): “Some brokerage firms who do not accept the Company’s common stock in transfer may be more inclined to do so if the Company’s share price was above $1.00.”

Independent Director, Sean P. Iddings suggested “that a stock with a share price higher than the Company’s current share price would tend to get the Company on the radar of more potential investors.”

Director, Michael J. Bledsoe, suggested “that fewer shares outstanding would render a calculation of earnings per share that would give the reader of the Company’s income statement a quicker and clearer picture of the relative differences of earnings per share over different periods.”

The Reduction in the Authorized Common Stock is believed to be reasonable based on the reduction in the outstanding common stock of the Company if the Reverse Split is approved and effected, and the simultaneous Reduction in the Authorized Common Stock will alleviate any inference that might arise regarding the ability of the Board of Directors to prevent a change in control of the Company. Under the Idaho Control Share Acquisition Act, Title 30, Chapters 30-1601 through 30-1614, retaining the current authorized shares may give rise to an inference of whether retaining the current authorized shares would give the Board of Directors an avenue to prohibit any outside control share acquisition of the Company by others as outlined in the Idaho Control Share Acquisition Act, which is clearly not the intent of the Board of Directors.

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Other Implications

No assurance can be given that the current share price of our common stock will be multiplied by the Reverse Split ratio of one (1) for twelve (12) if the Reverse Split is effected at the Special Meeting, and by reason of the current “Average 30 Day Volume” in our common stock as stated on the “OTCQB” of the OTC Markets Group, Inc. (the “OTC Markets”) under our trading symbol of “PCSV,” it is highly possible that the trading price of our common stock will decrease if the Reverse Split is approved.

Further, no assurance can be given that the Reverse Split will have the effect of attracting any brokerage firms who do not presently accept the Company’s common stock even if the Company’s share price is increased by the Reverse Split.

Our Articles of Incorporation currently authorize the issuance of up to 125,000,000 shares of common stock, no par value, and there are currently 116,823,148 shares of such class issued and outstanding. The simultaneous Reverse Split and the Reduction in the Authorized Common Stock of the Company will decrease our current outstanding shares to approximately 9,735,262 shares, computed by dividing twelve (12) into our present outstanding shares, without further consideration of fractional rounding. That means the Reduction in the Authorized Common Stock will have the effect of decreasing the shares of common stock that we are authorized to issue by the difference between these amounts. After the Reverse Split and the Reduction in the Authorized Common Stock, we will have approximately 2,264,738 unissued shares, without further consideration of fractional rounding, as compared to 8,176,852 unissued shares prior to the Reverse Split.

Regardless of whether the Reverse Split in effected after the end of the Company’s current fiscal year ending on March 31, 2026, “the reporting entity should adjust the computations of basic and diluted ‘EPS’ retroactively for all periods presented to reflect that change in capital structure. If changes in common stock resulting from stock dividends, stock splits, or reverse stock splits occur after the close of the period but either (1) before issuance of the financial statements, ….If per-share computations reflect such changes in the number of shares, ASC 260-10-55-12 requires disclosure of those changes, including the retroactive treatment, explanation of the change made, and the date the change became effective.”

Directors, executive officers and 5% stockholders will each be required to file an amended Form 4 with the SEC to reflect the ratio of the Reverse Split in their respective share holdings.

Dissenters’ Rights

There are no dissenters’ rights applicable with respect to the Reverse Split or the Reduction in the Authorized Common Stock under the Idaho Business Corporation Act or otherwise.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split and the Reduction in the Authorized Common Stock, which is not shared by all other shareholders.

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Security Ownership of Management and Certain Beneficial Owners

The following table outlines information provided to the Company as of March 13, 2026, the Notice of Special Meeting Record Date, regarding beneficial ownership of our common stock by the Company’s directors, executive officers and any 5% beneficial owners, and is based upon 116,823,148 shares being issued and outstanding on the Notice of Special Meeting Record Date.

Name and Address of Beneficial Owner	Shares Owned	Shares Issuable Upon Exercise of Options	Shares Issuable Upon Receipt of Restricted Stock Units	Shares Issuable Upon Exercise of Warrants	Shares Issuable Upon Exercise of Convertible Note	Total	Percentage Owned
Todd R. Hackett Chairman & CEO 941 S. Industry Way Meridian, ID 83642	55,465,380	-	-	-	-	55,465,380	47.5%
Michael J. Bledsoe President and Director 941 S. Industry Way, Meridian, ID 83642	2,734,235	-	-	-	-	2,734,235	2.3%
All officers as a group (two (2) persons)	58,199,615	-	-	-	-	58,199,615	49.8%
Outside Directors
Sean P. Iddings Independent Director	2,386,200	-	-	-	-	2,346,200	2.0%
All officers and directors as a group (three (3) persons)	60,585,815	-	-	-	-	60,545,815	51.9%
>5% Holders
Daniel Fuchs (1) 526 Shoup Ave. W., Suite K, Twin Falls, ID 83301	11,662,001	-	-	-	-	11,662,001	10.0%
*K2Red, LLC 526 Shoup Ave. W., Suite K, Twin Falls, ID 83301	7,300,547	-	-	-	-	7,300,547	6.2%

*Includes shares owned in K2Red, LLC., in which Daniel Fuchs is a 33.3% owner and control person.

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Changes in Control

There are no present contractual arrangements or pledges of any of our outstanding securities that may result in a change in control of the Company.

Vote Required for Approval of the Reverse Split

Idaho Law

The Idaho Revised Statutes comprising the Idaho Business Corporation Act provide that the Reverse Split and the Articles of Amendment to effect the Reduction in the Authorized Common Stock shall first be adopted by a resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the outstanding voting securities entitled to vote on any such matter.

Resolutions to effect the Reverse Split and the Reduction in Authorized Common Stock were unanimously adopted by our Board of Directors on February 24, 2026, at the Board Special Meeting. The members of our Board of Directors owned approximately 51.9% of our outstanding voting securities as of the Notice of Special Meeting Record Date and have indicated an intention to vote in favor of the Reverse Split at the Special Meeting and to effect the Reduction in the Authorized Common Stock. In the event of their affirmative vote, no other votes or consents are required or necessary to effect the Reverse Split and the Reduction in the Authorized Common Stock.

Effective Date of Reverse Split and the Reduction in the Authorized Common Stock

Subject to ratification and approval by persons owning a majority of the Company’s outstanding voting securities at the Special Meeting, the Reverse Split and the Reduction in the Authorized Common Stock will be simultaneously effective on the later of the filing of the Articles of Amendment with the Office of the Secretary of State of Idaho, and, the issuance of a new CUSIP Number by CUSIP Global Services, along with a public declaration of the Reverse Split and the Reduction in the Authorized Common Stock by the Financial Industry Regulatory Authority (“FINRA”), setting the Effective Date of the Reverse Split and announcing the Reverse Split to the public markets, all as set forth in the Articles of Amendment attached hereto as Exhibit A.

NOTICE

THE CURRENT MEMBERS OF OUR BOARD OF DIRECTORS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE ADOPTION OF THE REVERSE SPLIT AND THE AND THE ARTICLES OF AMENDMENT TO EFFECT THE REDUCTION IN THE AUTHORIZED COMMON STOCK. BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE REVERSE SPLIT AND THE ARTICLES OF AMENDMENT TO EFFECT THE REDUCTION IN THE AUTHORIZED COMMON STOCK UNDER IDAHO LAW, NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE BEING REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Documents attached to this Information Statement or Incorporated by Reference

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company (Exhibit A hereto).

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Exhibit A

ARTICLES OF AMENDMENT TO SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

PCS EDVENTURES!, INC.

Pursuant to Section 30-1-1006 of the Idaho Business Corporation Act (the “Idaho Act”), PCS Edventures!, Inc. (the “Corporation”), effective on the later of the filing of these Articles of Amendment (the “Articles of Amendment”) with the Office of the Secretary of State of Idaho, and, the issuance of a new CUSIP Number by CUSIP GLOBAL SERVICES, along with the declaration by the Financial Industry Regulatory Authority (“FINRA”) of a record date for the Articles of Amendment and the one (1) for twelve (12) reverse split (the “Reverse Split”), which is outlined below in a resolution of the Board of Directors of the Corporation and which is an integral part of the Articles of Amendment (the “Reverse Split Effective Date”), herby adopts the following Articles of Amendment to the Corporation’s Second Amended and Restated Articles of Incorporation:

ARTICLE 5

5.1 COMMON STOCK. This Corporation is authorized to issue two (2) classes of stock designated, respectively, “Preferred Stock” and “Common Stock.” This Corporation is authorized to issue a total of Thirty-Two Million (32,000,000) shares (without par value) consisting of Twenty Million (20,000,000) shares of Preferred Stock, and Twelve Million (12,000,000) shares of Common Stock. Each outstanding share of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote in a meeting of Shareholders. Votes may not be cumulative. Holders of Common Stock shall have no preemptive rights.

RESOLVED, that the issued and outstanding shares of Common Stock of the Corporation shall be subject to the foregoing Reverse Split, with all fractional shares being rounded to the nearest whole share on a stockholder of record basis.

All other provisions of the Corporation’s Second Amended and Restated Articles of Incorporation remain in effect and are not amended hereby.

The undersigned certifies that the foregoing Articles of Amendment were approved by the Shareholders of the Corporation by a majority vote of the outstanding shares of Common Stock at a Special Meeting of Shareholders duly called and held in accordance with the provisions of Article II, Section 2, of the Third Amended Bylaws of the Corporation; and where a quorum of Shareholders was present and voted in favor of the Articles of Amendment and the Reverse Split, on April 20, 2026, in the manner required by the Idaho Business Corporation Act and by the Second Amended and Restated Articles of Incorporation of the Corporation.

DATED this__ day of April, 2026.

Michael J. Bledsoe, President,
Principal Financial Officer and a Director